UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2016

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

See Item 3.02, “Unregistered Sales of Equity Securities” and Item 5.01, “Changes in Control of Registrant” for further detail concerning the disposition of securities under this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities.

On September 29, 2016, as contemplated under the third amended and restated agreement between the Company and Paltar Petroleum Limited (“Paltar”) dated August 30, 2015, and as further amended (the “Third Agreement”), we issued 900,000,000 shares of common stock to Paltar at a value of US$0.03 and one-third cent per share (“The Paltar Common Stock Issuance”), subject to the restrictions on the transfer of shares as set forth in the Third Agreement.

These common shares, with a total value of US$30,000,000, were issued to Paltar as part of the consideration for the Australian oil and gas exploration and development permits and related assets that Paltar will transfer to the Company’s subsidiary Nation Energy (Australia) Pty. Ltd. (“Nation Australia”) pursuant to the seven Earning Agreements, as amended. In addition to the share issuance, Nation Energy (Australia) Pty. Ltd. issued to Paltar a promissory note in the principal amount of AUD$24,322,501 (US$18,078,915).  For further detail regarding the Earning Agreements and the transaction(s) with Paltar, please refer to our most recent 10-Q report for the period ending June 30, 2016, filed with the Securities and Exchange Commission on August 22, 2016.

This issuance of common stock to Paltar from the Company did not involve any public offering and the shares are therefore exempt from registration under Section 4(a)(2) of the Securities Act of 1933.  Said shares are not convertible or exchangeable and no warrants or options were issued in this transaction.

Item 5.01  Changes in Control of Registrant.

Description of the Transaction

The information regarding the issuance of 900,000,000 shares of common stock to Paltar set forth in Item 3.02, “Unregistered Sales of Equity Securities,” is incorporated herein by reference.

Upon the issuance to Paltar, it acquired control of the Company, as it now holds 85.7% of the issued and outstanding voting common stock of the Company. The consideration used by Paltar was its agreement, under the Third Agreement and the Earning Agreements, to transfer certain Australian oil and gas exploration and development permits and related assets to Nation Australia pursuant to the terms of the Earning Agreements. As the source of its consideration, Paltar has received certain exploration permits from the Northern Territory of Australia and has subjected those permits, and certain other applications for exploration permits, to the terms of the Earning Agreements.

Prior to The Paltar Common Stock Issuance, Mr. John Hislop held control of the Company by virtue of his then-ownership of 96.8% of the then-issued-and-outstanding voting common stock of the Company.

The Company is not aware of any arrangements among members of both the former and new control groups and their associates with respect to election of directors. Regarding other matters, the terms of the Third Agreement provide restrictions on resale of the common stock of the Company held by Mr. Hislop and by Paltar.

The following information in response to Item 5.01(a)(8) is keyed to the item numbers of Form 10 as would be required if the Company was filing a general form for registration of securities on Form 10.

Description of the Business (Form 10, Item 1)

We were formed under the laws of the State of Florida on April 19, 1988 under the name Excalibur Contracting, Inc. and from that date until September 1998, we conducted no business and existed as a shell corporation.  After the restatement of our Articles of Incorporation on September 16, 1998, our main focus was the procurement of mineral leasehold interests, primarily for oil and gas exploitation rights.  We reincorporated as a Delaware corporation on February 2, 2000 and changed our name to Nation Energy, Inc. on February 15, 2000.   Following the change in our focus, we commenced corporate strategic development and explored potential oil and gas projects.  On June 13, 2003 we moved our state of domicile from the state of Delaware to the State of Wyoming. We accomplished this re-domicile by merging with our wholly-owned Wyoming subsidiary.

Our Current Business

Following the sale of all of our oil and gas operations effective June 1, 2008, we began to actively seek new oil and gas opportunities.  On October 11, 2013, we entered into a letter agreement with Paltar Petroleum Limited, an Australian company, pursuant to which we agreed to acquire four exploration and development permits and twenty-nine applications for exploration and development permits in respect of prospective acreage located in northern Australia.  On March 31, 2014, we amended this letter agreement and, on November 27, 2014, we amended and restated the letter agreement to add additional exploration properties and provide for new closing terms.

On June 13, 2015, we entered into a second amended and restated agreement, replacing in its entirety the amended and restated agreement dated November 27, 2014. On August 28, 2015, we entered into a third amended and restated agreement, replacing in its entirety the second amended restated agreement dated June 13, 2015.

Also on August 30, 2015, and pursuant to the terms of the third amended and restated letter agreement (the “Agreement”), Paltar or its wholly-owned subsidiary, Officer Petroleum Pty Ltd (“Officer”), and our wholly-owned subsidiary, Nation Energy (Australia) Pty Ltd., entered into seven separate earning agreements and an option agreement.

Effective December 17, 2015, the Company entered into a first amendment to the third amended and restated agreement to extend the time allowed for certain actions contemplated in the third amended and restated agreement and to provide further information concerning the additional earning agreements as such term is defined in the third amended and restated agreement. Also effective December 17, 2015, the seven earning agreements were amended to make compatible extensions of time for actions contemplated by the third amended and restated agreement and to extend the deadline for cash payments under the earning agreements.

Effective February 8, 2016, the Company entered into a second amendment to the third amended and restated agreement to extend again the time allowed for certain actions contemplated in the third amended and restated agreement. Also effective February 8, 2016, the seven earning agreements were amended to make compatible extensions of time for actions contemplated by the third amended and restated agreement. Effective February 12, 2016, the Company entered into an amendment to the option agreement to change the purchase price for the assets subject to the option.

Effective May 31, 2016, the Company entered into a third amendment to the third amended and restated agreement to revise the payment of consideration by Nation contemplated in the third amended and restated agreement. Also effective May 31, 2016, the seven earning agreements were amended to make compatible changes in consideration payable by Nation Australia and Nation contemplated by the third amended and restated agreement, and the option agreement was terminated.

Also effective May 31, 2016, the Company entered into a fourth amendment to the Third Agreement to correct the per share value of the share consideration to be paid by Nation under in the Third Agreement.

On June 19, 2015, we registered a wholly-owned subsidiary in Australia, Nation Energy (Australia) PTY Ltd. (“Nation Australia”).

On July 6, 2015, we registered a wholly-owned subsidiary in Delaware, USA, Nation GP, LLC (“Nation GP”), a Delaware limited liability company.

On July 6, 2015, we registered a wholly-owned subsidiary in Delaware, USA, Nation SLP, LLC (“Nation SLP”), a Delaware limited liability company.

On July 8, 2015, we formed Paltar Nation Limited Partnership (“Paltar Nation”), a Delaware limited partnership between Nation GP, as the general partner of the partnership and Nation SL as the limited partner.

Paltar Nation is a Delaware limited partnership with Nation GP, LLC, a Delaware limited liability company, as the general partner, and Nation SLP, LLC, a Delaware limited liability company, as a limited partner (which is currently a sole limited partner of Paltar Nation).  Nation Energy Inc. owns 100% of the membership interests in Nation GP, LLC and Nation SLP, LLC.

Nation Energy Inc. formed Paltar Nation for the purpose of funding exploration expenditures required to be provided by the wholly-owned subsidiary of Nation Energy Inc., Nation Energy (Australia) Pty Ltd., which is expected to become a wholly-owned subsidiary of Paltar Nation, to explore and develop all or a portion of 775,292 acres of certain Australian exploration permits.

Pursuant to the first amendment of the third amended and restated agreement, Paltar farmed out three specific graticular blocks in each of the six petroleum exploration permits identified in the Agreement and it caused Officer Petroleum Pty Ltd., a wholly-owned Australian subsidiary of Paltar, to farm out forty blocks in Exploration Permit 468 (“EP 468”). In addition, Paltar agreed to enter into additional earning agreements with Nation Australia on December 31, 2015 (or such other date as the parties mutually agree), in which it will farm out to Nation Australia six additional graticular blocks selected by Nation in EP136, three additional blocks in each of EP143 and EP231, eight additional blocks in EP234 and seven additional blocks in EP237 in exchange for the consideration specified in each additional earning agreement.

Each of the seven initial earning agreements, all of which are dated August 30, 2015, (six of which are further amended by the Master Amendment to Six Earning Agreements dated December 28, 2015 but effective as of December 17, 2015 and by the Second Master Amendment to Six Earning Agreements dated February 9, 2016 but effective as of February 8, 2016, and one of which is amended by the First Amendment to EP 468 Earning Agreement dated December 28, 2015 but effective as of December 17, 2015 and by the Second Amendment to EP 468 Earning Agreement dated February 9, 2016 but effective as of February 8, 2016) granted certain rights and imposed certain obligations on Nation Australia in respect of the blocks of land described.  In the aggregate, these blocks of land comprise 1,003,400 acres of the 8,936,800 acres covered by the seven Exploration Permits.

Each of the seven earning agreements follows one of two negotiated templates (depending on whether the underlying interest in the Exploration Permit is 100% owned by Paltar), with variations in the applicable standard form driven by the specific circumstances affecting each Exploration Permit.  Each earning agreement contains general terms and conditions, a description of the area covered a list of the encumbrances affecting the area, an amount of money to be paid by Nation Australia on or before March 31, 2016 (since amended to a later date), and a commitment to pay 100% of the costs under applicable work programs and budgets.

Paltar will act as the operator subject to overall supervision by an Operating Committee comprised of one representative from each of Paltar and Nation Australia.  With respect to the earning agreements covering the Exploration Permits for which Paltar does not own a 100% interest, ownership of the Exploration Permits remains with Paltar during the term of the earning agreements, but if Paltar discovers a commercially exploitable accumulation of petroleum on any affected block it must transfer any production license granted in respect of that discovery to Nation Australia, insofar as it covers blocks subject to the earning agreement.  In connection with such transfer, Paltar is permitted to retain for itself an overriding royalty equal to the difference between 25% and all existing royalty burdens applicable to the production license.

With respect to the earning agreements covering the Exploration Permits for which Paltar owns a 100% interest, upon Nation Australia spending at least the Earning Amount specified therein in expenditure before the end of the Earning Period also specified therein, Nation Australia will acquire a beneficial interest of 25% in the underlying Exploration Permit and any production license granted in connection therewith.  If a 25% interest in a production license is acquired by Nation Australia pursuant to these earning agreements, Nation Australia may, at its option for a period of ninety days thereafter, acquire the remaining 75% interest held by Paltar in exchange for the grant of an overriding royalty equal to the difference between 25% and all existing royalty burdens applicable to the production license.

Effective May 31, 2016, all of the earning agreements were amended and revised to consolidate and clarify terms of consideration thereunder (the “May 31, 2016 Earning Agreements”). Upon execution, Nation Australia issued to Paltar a promissory note in the principal amount of AUD$24,322,501, with payment guaranteed by Nation. As additional consideration, seven days after delivery to Nation of Paltar’s audited financial statements for the three most recent fiscal years, together with such additional fiscal period financial statements as may be required for reporting by Nation under applicable SEC regulations, Nation would issue 900,000,000 of its common shares to Paltar, subject to the same restrictions on the transfer of such shares as set forth in the third restated letter agreement dated August 30, 2015, as subsequently amended. That issuance of shares is The Paltar Common Stock Issuance. The May 31, 2016 Earning Agreements have the same terms as stated above regarding work programs, overriding royalty, and the option to acquire more interest.

In addition to the seven initial earning agreements, the parties entered into an option agreement dated August 30, 2015, pursuant to which Paltar granted to Nation an option to purchase, exercisable until August 30, 2016, interests in Exploration Permits EP136, EP143, EP231, EP232, EP 234 and EP237, all related business, financial, technical, geophysical, geological, geochemical and environmental information and data that Paltar has the legal right to convey, certain Applications for exploration permits, and all of the issued and outstanding shares of Officer (collectively, the “Assets”) for a purchase price of AUD$10,000,000 (approximately $7,223,844 at current exchange rates). The option agreement was amended effective February 12, 2016, to change the purchase price to 300,000,000 shares of common stock of the Company. Upon the execution of the May 31, 2016 Earning Agreements, the option agreement was terminated and released by Nation.

The third amended and restated agreement contemplates that, as stated in the May 31, 2016 Earning Agreements, Nation has agreed to issue to Paltar, from the Company’s treasury 900,000,000 common shares at an agreed value of $0.03 and one-third cents per share as consideration for the other transactions described in the third amended and restated agreement.  All of Nation Energy’s common shares to be issued pursuant to the third amended and restated agreement are to be held in escrow for at least three years.  The escrow agent is to be a newly-formed Delaware limited liability company with a board of four managers.  David Siegel, and John Hislop are each currently a director of the Company; each have certain rights to appoint managers to the escrow agent’s board of managers, as more specifically set forth in the third amended and restated agreement.  Marc Bruner also has rights to appoint managers to the escrow agent’s board of managers, as more specifically set forth in the third amended and restated agreement. Each of Messrs. Siegel and Bruner currently own Paltar equity, while Mr. Hislop has the right to acquire Paltar equity.  A fourth director of the Company, who has yet to be identified and appointed and who will not own any Paltar equity, is to serve as the fourth manager of the escrow agent’s board of managers.  Each of the four managers will hold one vote and Mr. Bruner, or the manager elected by the board of managers in the event Mr. Bruner no longer serves on the board of managers, will hold a tie-breaking vote in the event of deadlock.

The Agreement also provides that Paltar, which will be the operator under the earning agreements, will have the right of first offer to provide goods, services and work to the blocks subject to the earning agreements on terms that are competitive with and comparable to those customarily available in the open market from arms-length third parties.

On September 15, 2015, Mr. Hislop resigned from the offices of President and Chief Executive Officer of our Company, and he also resigned the position of Chairman of our Board of Directors.  Mr. Hislop remains a member of our Board of Directors and our Chief Financial Officer.  Also on September 15, 2015, our Board of Directors appointed David N. Siegel as its Chairman and it appointed Marc A. Bruner, one of our Directors, to the office of President and Chief Executive Officer of our Company.

On June 24, 2016, Mr. Bruner resigned effective as of March, 15, 2016, as a member of the Company’s Board of Directors, President and Chief Executive Officer.  Also on June 24, 2016, effective as of March 15, 2016, Mr. Hislop resumed the duties of President and Chief Executive Officer on an interim basis.

We currently have no business and operate as a shell company.  In addition to our efforts to complete the transactions contemplated in the Third Agreement with Paltar, we continue to evaluate the merits of other opportunities in the resource sector.

Competition

The oil and gas industry is intensely competitive.  Conducting our business in an environment that is highly competitive and unpredictable we may become involved in an acquisition with more risk or obtain financing on less favorable terms.  In seeking out prospective properties, we have encountered intense competition in all aspects of our proposed business as we compete directly with other development companies as well as established international companies.  Many of our competitors are national or international companies with far greater resources, capital and access to information than us.  Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties and on the exploration and development of such properties.  In addition, they may be able to afford greater geological expertise in the exploration and exploitation of mineral and oil and gas properties.  This competition could result in our competitors having resource properties of greater quality and attracting prospective investors to finance the development of such properties on more favorable terms.

Compliance with Governmental Regulations

Oil and gas operations are subject to various governmental regulations.  Matters subject to regulations include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and pooling of properties and taxation.  From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.  The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal and local laws and regulations relating primarily to the protection of human health and the environment.  Expenditures related to complying with these laws, and for remediation of existing environmental contamination have not been significant in relation to the results of operations of our company.  The requirements imposed by such laws and regulations are frequently changed and subject to various interpretations.  We are unable to predict the ultimate cost of compliance or its effect on any future operations. Currently, an executive order from the Northern Territory of Australia has been issued to require that a study on the impacts of hydraulic fracturing be conducted.

Employees

We anticipate that we will be conducting most of our business through agreements with consultants and third parties.   On January 1, 2009, we entered into a written contract with Caravel Management Corp., to provide office rent, reception, compliance and accounting services for $7,865 per month.  The agreement commenced on January 1, 2009 and continues on a month to month basis unless terminated by the parties.  The agreement may be terminated by either party upon 30 days’ notice.  One year following the effective date of the agreement, the monthly fee increased by 3% subject to any required regulatory or stock exchange approval.  The agreement was amended effective November 1, 2010 to reduce the fees for administrative services to $3,500 per month. There have been no further amendments entered into since November 2010.

Nation Australia currently has a compensation arrangement with Carmen J. Lotito, the Company’s Vice President, to provide operational and management services for $20,000 per month, on a month-to-month agreement. Nation Australia also has an arrangement with Andrew Logan, the president and a director of Nation Australia, to provide operational and business development services for $25,000 per month, on a month-to-month agreement. We presently have no other employment or consulting agreements.

Environment

Our prior oil and gas business was subject to laws and regulations that controlled the discharge of materials into the environment and the proper handling and disposal of waste materials. In operating and owning petroleum interests, we may be liable for damages and the costs of removing hydrocarbon spills for which we are held responsible.  Laws relating to the protection of the environment have in many jurisdictions become more stringent in recent years and may, in certain circumstances, impose strict liability, rendering our company liable for environmental damage without regard to actual negligence or fault.  Such laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts of our company.  We believe that we have complied in all material respects with applicable environmental laws and regulations.  For future activities, we anticipate incurring expenses relating to environmental studies and plans required by the Northern Territory of Australia for drilling permits.

Financial Information (Form 10, Item 2)

Management Discussion and Analysis of Financial Condition and Results of Operations

The information regarding the Company’s history and plan of operations set forth above (“Description of the Business – Form 10, Item 1”) is hereby incorporated by reference.

Cash Requirements

Over the next twelve months, we intend to use funds to evaluate new business acquisitions, as follows:

Estimated Funding Required During the Next Twelve Months

Planned Work Permit Expenditures               $30,000,000

General and Administrative                            $2,000,000

Professional Fees                                           $1,500,000

Total                                                                $33,500,000

We have suffered recurring losses from operations.  The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. Management's plan in this regard is to raise additional capital through a debt or an equity offering.  The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses noted above, in their report on the annual financial statements for the year ended March 31, 2016, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally achieving a profitable level of operations.  The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders.  Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations.  We are pursuing various financing alternatives to meet our immediate and long-term financial requirements.  There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.  If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due.  In such event, we will be forced to scale down or perhaps even cease our operations.

Disclosure of Outstanding Share Data

As of the date of this report, we had 1,050,020,000 shares of common stock issued and outstanding.  We do not have any warrants, options or shares of any other class issued and outstanding as of the date of this report.

Results of Operations – Fiscal Years Ended March 31, 2016 and 2015

The following summary of our results of operations should be read in conjunction with our financial statements for the year ended March 31, 2016, which are included herein.

Our operating results for the year ended March 31, 2016 and 2015 and the changes between those periods for the respective items are summarized as follows:

	Year Ended March 31, 2016	Year Ended March 31, 2015	Difference Increase / Decrease (%)
General and administrative	$1,157,753	$136,803	746%
Interest Expense	$105,468	$182,961	(42%)
(Loss) on extinguishment of debt	($3,350,000)	$Nil	(100%)
Net (loss)	($4,613,220)	($319,764)	(1,343%)

We generated a net (loss) of $(4,613,220) for the year ended March 31, 2016 compared to a net (loss) of $(319,764) for the year ended March 31, 2015.  The increase in net loss was primarily due to the loss on the extinguishment of debt of $3,350,000 resulting from the closing of the debt settlement agreement and the issuance of 134,000,000 shares to Mr. Hislop. The debt settlement and subscription agreement settled a debt to Mr. Hislop equal to $1,340,000. The shares were valued at $4,690,000 ($0.035 per share based upon market price). The Company recorded a loss on extinguishment of debt of $3,350,000. Net (loss) per common share for the year ended March 31, 2016 was ($0.030) compared to ($0.009) per common share for the year ended March 31, 2015.  General and administrative expenses increased to $1,157,753 during the year ended March 31, 2016 from $136,803 during the year ended March 31, 2015.

The increase was primarily due to increased legal fees associated with the Paltar Letter Agreement and the subsequent amendments and for travel expenses related to promoting the Company. The Company also accrued $180,000 in consulting and management fees for Mr. Lotito in the year ended March 31, 2016 compared to $Nil in the previous year.

Interest expense for fiscal 2016 totaled $105,468 compared to $182,961 for fiscal 2015.  The decrease was partially due to the debt settlement agreement described above, which reduced the related party debt.

We reported a foreign currency translation gain of $45,713 in fiscal 2016 compared to a gain of $172,132 in fiscal 2015.  Our loan and accrued interest are incurred and calculated in Canadian dollars while the reporting currency is the US dollar.  The value of the Canadian dollar in the fiscal year ended March 31, 2016 decreased resulting in a smaller gain on translation compared to consistent and higher values of the Canadian dollar during the prior fiscal periods.

The major components of our general and administrative expenses for the year are outlined in the table below:

	Year Ended March 31, 2016	Year Ended March 31, 2015	Difference Increase / Decrease (%)
Administration fees	$42,000	$42,000	0%
Office & MIS	$62,915	$710	8,757%
Consulting fees	$302,970	$0	100%
Legal fees	$694,757	$47,759	1,355%
Transfer Agent & Filing Fees	$15,511	$17,624	(12%)
Accounting	$39,600	$28,710	38%
Total Expenses	$1,157,753	$136,803	746%

General and administrative expenses increased to $1,157,753 in fiscal 2016 from $136,803 in fiscal 2015. This was primarily due to increased legal fees and consulting fees incurred in 2016 in regards to our agreement with Paltar and fund raising activities of the Company.  General and administrative expenses included administration fees of $42,000 in fiscal 2016 and fiscal 2015. Office expenses and management information system fees increased to $62,915 in fiscal 2016 from $710. The increase was primarily due to travel expenses incurred promoting the Company of $14,316 compared to $Nil in 2015 and rent for the Denver office of $45,000 in fiscal 2016 compared to $Nil in 2015. The Company incurred consulting fees of $302,970 in 2016 relating to investment bankers and the transaction with Paltar totaling $122,970 compared to $Nil in 2015. The Company also accrued $180,000 in consulting and management fees for Mr. Lotito in the year ended March 31, 2016 compared to $Nil in the previous year. Legal fees increased to $694,757 in fiscal 2016 from $47,759 in the prior fiscal year mainly due to legal fees associated with the Paltar agreement.  Transfer agent fees decreased to $15,511 in fiscal 2016 from $17,624 in fiscal 2015.  Accounting fees increased to $39,600 for the year ended March 31, 2016 from $28,710 in the prior year ended March 31, 2015. The increase in fiscal 2016 is primarily due to increased activity in the Company.

Results of Operations – Three Months Ended June 30, 2016 and 2015

The following summary of our results of operations should be read in conjunction with our financial statements for the period ended June 30, 2016, which are included herein.

Our operating results for the three months ended June 30, 2016, for the three months ended June 30, 2015 and the changes between those periods for the respective items are summarized as follows:

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Difference Increase / Decrease (%)
General and administrative	$328,225	$49,170	568%
Interest Expense	$102,772	$48,393	112%
(Loss) on extinguishment of debt	$6,193	$Nil	100%
Net (loss)	($424,804)	($97,563)	335%

We generated a net (loss) of ($424,804) for the three months ended June 30, 2016 compared to a net (loss) of ($97,563) for the three months ended June 30, 2015.  This increased loss is primarily due to increased legal fees, consulting fees and office expenses pertaining to the Paltar Agreements. Net (loss) per common share for the three months ended June 30, 2016 was ($0.003) compared to ($0.007) per common share for the three months ended June 30, 2015.  General and administrative expenses increased to $328,225 during the three months ended June 30, 2016 from $49,170 during the three months ended June 30, 2015. This increase is primarily due to increased legal fees of $67,789, consulting and management fees of $160,735 and rent of $30,000  pertaining to the Paltar Agreements in the three months ended June 30, 2016 compared to legal fees of $24,387, $nil consulting fees and $nil rent in 2015.

Interest expense for the three months ended June 30, 2016 totaled $102,772 compared to $48,393 for the three months ended June 30, 2015.  The increase was primarily due to the new promissory note issued to Paltar Petroleum Limited in May 2016 described above under the heading “Plan of Operation”.

We reported a foreign currency translation gain of $6,193 for the three months ended June 30, 2016 compared to a $nil for the three months ended June 30, 2015.  This is due to transaction gains resulting from loans denominated in CAD. There were no transaction gains during the three months ended June 30, 2015.

The major components of our general and administrative expenses for the period are outlined in the table below:

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2016	Difference Increase / Decrease (%)
Administration fees	$10,500	$10,500	0%
Office & MIS	$6,811	$238	27,617%
Management fees	$60,000	$0	100%
Consulting fees	$100,735	$0	100%
Legal fees	$67,789	$24,387	178%
Rent	$30,000	$0	100%
Transfer Agent & Filing Fees	$10,390	$7,545	38%
Accounting	$42,000	$6,500	546%
Total Expenses	$328,225	$49,170	568%

General and administrative expenses increased to $328,225 in the three month period ended June 30, 2016 from $49,170 in the three month period ended June 30, 2015.  General expenses include administration fees which remained the same as the comparative three month period.  Office expenses and Management Information System fees increased to $6,811 in the three month period ended June 30, 2016 from $238. This increase is primarily due to travel and entertainment expenses of $5,574 in the three month period ended June 30, 2016 compared to $nil in 2015.  Management fees were $60,000 in the three month period ended June 30, 2016 compared to $nil in 2015. This is due to a Management Services Agreement between the Company and Carmen J. Lotito. Legal fees increased to $67,789 in the three month period ended June 30, 2015 from $24,387 during the prior fiscal year due to increased legal fees relating to the Paltar Agreement and subsequent amendments. Rent was $30,000 for the Denver office in the three month period ended June 30, 2016 compared to $nil in 2015. Filing fees and transfer agent fees increased to $10,390 in the three month period ended June 30, 2016 compared to $7,545 in the three month period ended June 30, 2015. Accounting fees increased to $42,000 from $6,500 in the comparative three month period. The increase is primarily due to accounting fees incurred as a result of the Paltar transaction.

Liquidity and Financial Condition – Fiscal Years Ended March 31, 2016 and 2015

Working Capital

	Year Ended March 31, 2016	Year Ended March 31, 2015
Current Assets	$1,334	$47,479
Current Liabilities	$11,178,944	$1,659,674
Working Capital (Deficiency)	$(11,177,610)	$(1,612,195)

Cash Flows

Year Ended March 31, 2016	Year Ended March 31, 2015

Cash flows (used in) Operating Activities	$(795,601)	$(239,915)
Cash flows provided by Investing Activities	$Nil	$Nil
Cash flows provided by Financing Activities	$719,111	$112,513
Effect of exchange rate changes on cash	$30,346	$172,132
Net Increase (decrease) in cash	$(46,145)	$44,730

Operating Activities

Net cash (used in) operating activities was $(795,601) in the year ended March 31, 2016 compared with net cash (used in) operating activities of $(239,915) in the same period in 2015.  The increase in cash (used in) operating activities is mainly attributed to an increase in the net (loss) for the current year of ($4,613,220) from a net loss of $(319,764) in fiscal 2015.

Investing Activities

Net cash provided by investing activities amounted to $Nil for both years.

Financing Activities

Net cash provided by financing activities was $719,111 in the year ended March 31, 2016 compared to net cash provided by financing activities of $112,513 in the year ended March 31, 2015.  All activities derive from loan proceeds from related parties. The effect of exchange rate changes on cash was a gain of $30,346 in the year ended March 31, 2016 compared to $172,132 for the year ended March 31, 2015. Some of our loans and accrued interest are incurred and calculated in Canadian dollars while the reporting currency is the US dollar.  The value of the Canadian dollar in the fiscal year ended March 31, 2016 decreased resulting in a smaller gain on translation compared to consistent and higher values of the Canadian dollar during the prior fiscal periods.

Liquidity and Financial Condition – Three Months Ended June 30, 2016

Working Capital

	June 30, 2016	March 31, 2016
Current Assets	$427,349	$1,334
Current Liabilities	$7,634,388	$11,140,733
Working Capital (Deficiency)	$(7,207,039)	$(11,139,399)

Cash Flows

Three Months Ended June 30, 2016	Three Months Ended June 30, 2015

Cash flows (used in) Operating Activities	$(397,867)	$(14,839)
Cash flows provided by Investing Activities	$750,000	$Nil
Cash flows provided by Financing Activities	$82,100	$Nil
Effect of exchange rate changes on cash	($8,218)	($22,060)
Net Increase (decrease) in cash	$426,015	($36,899)

Operating Activities

Net cash (used in) operating activities was ($397,867) for the three months ended June 30, 2016 compared with net cash (used in) operating activities of ($14,839) for the same period in 2015.  The increase in cash (used in) operating activities is attributed to the increased loss of ($424,804) in the three months ended June 30, 2016 compared to a loss of ($97,563) in 2015.

Investing Activities

Net cash provided by investing activities was $750,000 for the three months ended June 30, 2016 and $nil for the three months ended June 30, 2015. The $750,000 was received from membership purchase agreements in the subsidiary, Nation SLP, LLC.

Financing Activities

Net cash provided by financing activities was $82,100 in the three month period ended June 30, 2016 compared to $nil in the three month period ended June 30, 2015. This increase in financing activities is due to the new loans entered into during the three months ended June 30, 2016.

Loans Payable

We entered into loan agreements with Caravel and John Hislop in 2003 and 2004 to fund operations.  Caravel is a private management company that is wholly-owned by John Hislop, our chief financial officer and director. The terms of these loan agreements provided that any principal amount outstanding is payable upon demand and bears interest at 15% per annum, payable quarterly. On March 31, 2006, we consolidated and restructured the loans.  As part of the restructuring, we borrowed an additional C$250,000 (US $203,932).  The new loan bore interest at 15% per annum, calculated and compounded monthly and payable quarterly. Any principal amount outstanding under the loan was payable upon demand.  The loan was payable in Canadian dollars and was secured by a Promissory Note. As of July 28, 2015, the principal balance of the loan and accrued interest payable totaling $1,108,165 were settled in full as part of the debt settlement agreement described below.

On July 18, 2014, we entered into a promissory note with an officer and director, John Hislop for US$50,000. The loan bore interest calculated quarterly, not in advance, at a rate of 15% per annum.  The note was payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective July 18, 2014. As of July 28, 2015, the principal balance of the loan and accrued interest payable totaling $ 57,726 were settled in full as part of the debt settlement agreement described below.

On September 2, 2014, we entered into a promissory note with an officer and director, John Hislop for C$20,000 (US$16,012). The loan bore interest calculated quarterly, not in advance, at a rate of 15% per annum. The note was payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective September 2, 2014. As of July 28 2015, the principal balance of the loan and accrued interest payable totaling $17,690 were settled in full as part of the debt settlement agreement described below.

On January 29, 2015, we entered into a promissory note with an officer and director, John Hislop (“Lender”) for C$50,000 (US$40,030). The loan bore interest calculated quarterly, not in advance, at a rate of 15% per annum. The note was payable upon demand by the Lender, both before and after each of maturity, default and judgment commencing effective January 29, 2015. As of July 28, 2015, the principal balance of the loan and accrued interest payable totaling $41,612 were settled in full as part of the debt settlement agreement described below.

On April 21, 2015, we entered into a debt settlement and subscription agreement with our chief financial officer and director, John Hislop whereby we agreed to settle a portion of the indebtedness, in the amount of $1,340,000, by allotting and issuing to John Hislop 134,000,000 shares of our common stock at a deemed price of $0.01 per share.  On April 24, 2015, we announced that we had issued 134,000,000 shares of our common stock at a deemed price of $0.01 per share to Mr. Hislop.  However, due to a technical flaw in the process of adopting the amendment to our Articles of Incorporation (announced on February 3, 2014), we were only authorized to issue 100,000,000 shares of our common stock on April 23, 2015, and the issuance to Mr. Hislop on April 23, 2015, was therefore void.  On June 29, 2015, we sent to our shareholders a proxy statement for a shareholder meeting to be held July 22, 2015, at which meeting we proposed to rectify the technical flaw in our earlier effort to increase our authorized capital.  On July 28, 2015, we closed the debt settlement agreement and reissued the 134,000,000 shares to Mr. Hislop pursuant to the debt settlement and subscription agreement which settled a debt to Mr. Hislop equal to $1,340,000 immediately following shareholder approval of the increase in our authorized capital on July 23, 2015. The shares were valued at $4,690,000 ($0.035 per share based upon market price). The Company recorded a loss on extinguishment of debt of $3,350,000.

As of August 4, 2015, Paltar Nation Limited Partnership (“Paltar Nation”) entered into a secured convertible note purchase agreement with David N. Siegel Dynasty Trust (the “2015 Secured Note Purchase Agreement”), pursuant to which Paltar Nation issued a secured convertible promissory note in the principal amount of $584,000 in consideration for $584,000.  The secured convertible promissory note bears interest at the rate of 10% per annum (15% per annum on and after the maturity date or an Event of Default (as defined below)) and matures on August 4, 2016.  The entire unpaid principal sum of the secured convertible promissory note will become immediately due and payable upon a material breach by (a) Paltar Nation of the note, another note or the 2015 Secured Note Purchase Agreement, or (b) Wotan Group Limited, an Australian limited company, of the Wotan Pledge, described below, in each case that is not cured within 30 days of such breach (referred to as an “Event of Default”).

The 2015 Secured Note Purchase Agreement also contemplates sales of additional secured convertible promissory notes up to an aggregate maximum of $5,000,000 (including the initial $584,000 sale to David N. Siegel Dynasty Trust).  The secured convertible promissory note issued to Michael B. Cox, described below, has been issued pursuant to the 2015 Secured Note Purchase Agreement.

Upon a sale of Paltar Nation’s limited partnership interests (“Interests”) in a single transaction or a series of related transactions yielding gross cash proceeds to Paltar Nation of at least $20,000,000 (including $584,000 from the sale of the secured convertible promissory note to David N. Siegel Dynasty Trust and including $100,000 from the sale of the secured convertible promissory note to Michael B. Cox) on or before the maturity dates of the notes (the “Qualified Financing”), the principal and any accrued but unpaid interest under the notes will automatically be converted into Interests.  The Interests to be issued to David N. Siegel Dynasty Trust upon conversion will be equal to the quotient obtained by dividing (i) the entire principal amount of the note plus any accrued but unpaid interest under the note by (ii) 80.00% of the per-Interest price of the Interests sold to persons other than David N. Siegel Dynasty Trust and other holders of the notes, if any, in the Qualified Financing.

In connection with the secured convertible note purchase agreement, Paltar Nation entered into a pledge agreement dated as of August 4, 2015 with Wotan Group Limited (the “Wotan Pledge”), pursuant to which Wotan Group Limited pledged to each of David N. Siegel Dynasty Trust and any future secured noteholders pursuant to the 2015 Secured Note Purchase Agreement (of which Michael B. Cox is one) a continuing first priority security interest in a number of Wotan Group Limited’s shares of Paltar Petroleum Limited equal to five multiplied by the sum of the aggregate outstanding principal amounts owed under each noteholder’s respective note and Paltar Nation agreed to pay a commitment fee to Wotan Group Limited equal to $250,000 from the proceeds of the secured convertible promissory notes upon the receipt by Paltar Nation of proceeds from the sale of such notes equal to or greater than $2,500,000 in the aggregate and an additional commitment fee of $250,000 upon conversion of all of such notes.

As of June 30, 2016, the principal balance of the loan was $584,000 and accrued interest payable of $52,960. The loan was not repaid on August 4, 2016 and continues to accrue interest at a rate of 15% per annum.

On August 5, 2015, we entered into a promissory note with an officer and director, John Hislop for C$10,000 (US$7,742). The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgement commencing effective August 5, 2015. The principal sum and all accrued and unpaid interest will become due and payable on August 5, 2017. As of June 30, 2016, the principal balance of the loan was $7,742 and accrued interest payable of $1,050.

On August 25, 2015, we entered into a promissory note with an officer and director, John Hislop for $10,000. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgement commencing effective August 25, 2015. The principal sum and all accrued and unpaid interest will become due and payable on August 25, 2017. As of June 30, 2016, the principal balance of the loan was $10,000 and accrued interest payable of $1,270.

On September 10, 2015, we entered into a promissory note with an officer and director, John Hislop for C$6,000 (US$4,645). The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgement commencing effective September 10, 2015. The principal sum and all accrued and unpaid interest will become due and payable on September 10, 2017. As of June 30, 2016, the principal balance of the loan was $4,645 and accrued interest payable of $561.

On September 24, 2015, we entered into a promissory note with an officer and director, John Hislop for $5,000. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgement commencing effective September 24, 2015. The principal sum and all accrued and unpaid interest will become due and payable on September 24, 2017. As of June 30, 2016, the principal balance of the loan was $5,000 and accrued interest payable of $573.

On September 30, 2015, Paltar Nation entered into a promissory note with a director, David N. Siegel Dynasty Trust dated November 16, 2015 for $14,210. The loan bears interest at a rate of 10% per annum from the disbursement date of the funds. The principal sum and all accrued and unpaid interest will become due and payable on September 30, 2016. As of June 30, 2016, the principal balance of the loan was $14,210 and accrued interest payable of $1,266.

On October 29, 2015, the Company entered into a promissory note with a related party, John Hislop for $7,960. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgement commencing effective October 29, 2015. The principal sum and all accrued and unpaid interest will become due and payable on October 29, 2022. As of June 30, 2016, the principal balance of the loan was $7,960 and accrued interest payable of $805.

On November 27, 2015, pursuant to the 2015 Secured Note Purchase Agreement, Paltar Nation issued a secured convertible promissory note to Michael B. Cox in the principal amount of $100,000 in consideration for $100,000.  The secured convertible promissory note bears interest at the rate of 10% per annum (15% per annum on and after the maturity date or an Event of Default) and matures on November 30, 2016.  The entire unpaid principal sum of the secured convertible promissory note will become immediately due and payable upon an Event of Default. The Interests to be issued to Michael B. Cox upon conversion will be equal to the quotient obtained by dividing (i) the entire principal amount of the note plus any accrued but unpaid interest under the note by (ii) 80.00% of the per-Interest price of the Interests sold to persons other than Michael B. Cox and other holders of the notes, if any, in the Qualified Financing. The note is secured by the Wotan Pledge.

As of June 30, 2016, the principal balance of the loan was $100,000 and accrued interest payable of $7,562.

On March 31, 2016, Paltar Nation entered into a promissory note with a director, David N. Siegel Revocable Trust 2009 for $188,483. The loan bears interest at a rate of 10% per annum from the disbursement date of the funds. The principal sum and all accrued and unpaid interest will become due and payable on March 31, 2017. As of June 30, 2016, the principal balance of the loan was $188,483 and accrued interest payable of $6,463.

On April 8, 2016, Paltar Nation entered into a promissory note with a director, David N. Siegel Revocable Trust 2009 for $25,000. The loan will bear interest at a rate of 10% per annum. The principal sum and all accrued and unpaid interest will become due and payable on April 8, 2017. As of June 30, 2016, the principal balance of the loan was $25,000 and accrued interest payable of $576.

On May 3, 2016, Paltar Nation entered into a promissory note with a director, David N. Siegel Revocable Trust 2009 for $34,000. The loan will bear interest at a rate of 10% per annum. The principal sum and all accrued and unpaid interest will become due and payable on May 3, 2017. As of June 30, 2016, the principal balance of the loan was $34,000 and accrued interest payable of $548.

On May 31, 2016, we entered into a promissory note with an officer and director, John Hislop for $23,100. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum both before and after each of maturity, default and judgement commencing effective May 31, 2016. The principal sum and all accrued and unpaid interest will become due and payable on May 31, 2023. As of June 30, 2016, the principal balance of the loan was $23,100 and accrued interest payable of $285.

On May 31, 2016, Nation Australia entered into a promissory note with Paltar Petroleum Limited for AUD$24,322,501 (US$18,078,915). Interest shall accrue from the date of this promissory note on the unpaid principal amount hereunder at a rate equal to 5.00% per annum; provided, that on and after the maturity date of May 31, 2019 or an event of default, interest shall accrue from and after such date on the unpaid principal and all accrued but unpaid interest of this note at a rate equal to 10.00% per annum.  As of June 30, 2016, the principal balance of the loan was $18,078,945 and accrued interest payable was $76,773.

Going Concern

The unaudited financial statements for the three months ended June 30, 2016 contained this report have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business.  Our company has incurred losses since inception in excess of $13 million and has only generated modest profitable operations when we commenced gas production in fiscal 2006.  We have relied solely on shareholder advances to participate and continue operations.

Our company’s ability to continue as a going concern is contingent upon being able to secure financing and attain profitable operations.  Our company is currently evaluating business opportunities and will require financing for acquisition of any new business venture.

Net cash (used in) operating activities in the three months ended June 30, 2016 totaled ($397,867) versus cash (used in) operating activities of ($14,839) in the three months ended June 30, 2015.  Cash balances were $427,349 and $1,334 as of June 30, 2016 and March 31, 2016, respectively. Our company’s ability to continue as a going concern is contingent upon being able to secure financing and attain profitable operations.

We have a limited operating history.  We can only estimate the future needs for capital based on the current status of our operations, our current plans and current economic condition.  Due to the uncertainties regarding our future activities, we are unable to predict precisely what amount will be used for any particular purpose.

Future Financings

As of June 30, 2016, we had cash of $427,349.  We currently do not have sufficient funds to acquire and develop any opportunities, including the opportunity presented by the Third Agreement.  Paltar Nation was formed for the purpose of funding exploration expenditures required to be provided by the wholly-owned subsidiary of Nation Energy Inc., Nation Energy (Australia) Pty Ltd., which is expected to become a wholly-owned subsidiary of Paltar Nation, to explore and develop all or a portion of 775,292 acres of certain Australian exploration permits. We also anticipate continuing to rely on shareholder loans or equity sales of our common stock in order to fund our business operations.   Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any additional sales of our equity or arrange for more debt or other financing to fund any future activities.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders. We anticipate that in the future we will utilize off-balance sheet arrangements in the form of limited partnerships or joint ventures to finance future activities.

Properties (Form 10, Item 3)

Our principal mailing address is RPO Box 60610 Granville Park, Vancouver, British Columbia, Canada, V6H 4B9. Our executive office is located at 1500 West 16th Avenue, Vancouver, British Columbia, Canada V6J 2L6.  We occupy the Vancouver premises on a proportional cost basis for office rent and administration services and expenses, on a month to month basis.   We currently have a management services agreement in effect that among other administration and office services and supplies provides for office space.  Effective November 1, 2010, the monthly fee was, and continues to be, $3,500 per month.

In addition to the Vancouver, British Columbia, Canada offices, we maintain offices in Colorado, at 1555 Blake Street, Suite 1002, Denver, Colorado 80202.  We occupy the Denver premises on a month to month basis.  Effective July 1, 2015 the monthly fee was, and continues to be, $5,000 per month.

As the Company is still in the exploration and development phase under the exploration permits related to the Earning Agreements, the Company has no other material physical properties.

Security Ownership of Beneficial Owners and Management (Form 10, Item 4)

(a)  Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class[2]
Common Stock	John R. Hislop P.O. Box 7814 Ringwood, UK BH24 9FF	145,175,500	Direct	13.8%
Common Stock	Paltar Petroleum Ltd. 32 Martin Place, Level 10 Sydney, Australia 2000	900,000,000	Direct	85.7%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form 8-K from options, warrants, rights, conversion privileges or similar obligations except as otherwise noted.

[2] Based on 1,050,020,000 shares of common stock issued and outstanding as of September 29, 2016.

(b)  Security Ownership of Management

Nation Energy, Inc. (Registrant)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class[1]
Common Stock	John R. Hislop P.O. Box 7814 Ringwood, UK BH24 9FF	145,175,500	Direct	13.826%
Common Stock	Directors and Executive Officers (as a group)	145,175,500	Direct	13.826%

[1] Based on 1,050,020,000 shares of common stock issued and outstanding as of September 29, 2016.

(c)  Changes in Control

Other than the issuance of 900,000,000 shares of the Company’s common stock issued to Paltar being the basis of this report, management of the Company is not aware of any arrangement that might result in a change of control of the Company.

Directors and Executive Officers (Form 10, Item 5)

(a)  Identification of Directors and Executive Officers

Name	Position	Age	Date First Elected or Appointed
John R. Hislop	Interim President and Chief Executive Officer, Chief Financial Officer, Secretary and Director	63	June 4, 1999 and March 15, 2016
David N. Siegel	Chairman of the Board and Director	54	July 22, 2015
Darrel J. Causbrook	Director	60	July 22, 2015

(b)  Identification of Significant Employees

The Company has no significant employees other than its directors and executive officers.

(c)  Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

(d)  Business Experience

The following is a brief account of the education and business experience during the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John R. Hislop, Interim President and Chief Executive Officer, Chief Financial Officer, Secretary and Director

Mr. Hislop was the President and Chief Executive Officer of the Company since October 22, 2003 and the Chairman, Chief Financial Officer, Secretary and a Director of the Company since June 1999. On September 21, 2015, Mr. Hislop resigned from the positions of President, Chief Executive Officer and Chairman of the Board of Directors and, effective as of March 15, 2016, resumed his duties as our President and Chief Executive Officer on an interim basis.  Mr. Hislop remains as the Company’s Chief Financial Officer and Director.  Since 1990, Mr. Hislop has been working as an independent financial consultant and has served as an officer and director of various emerging growth companies.  Mr. Hislop is currently serving as a Director and/or Officer on the following company: Director of XXL Energy Corp. (formerly Exxel Energy Corp.) since October 15, 2001, Chairman of the Board of XXL Energy Corp. (formerly Exxel Energy Corp.) since July 27, 2006, President and Chief Executive Officer of XXL Energy Corp. (formerly Exxel Energy Corp.) since December 31, 2008.

In the past five years, Mr. Hislop has also served as a director of the following companies: formerly a Director of Patriot Petroleum Corp. from April 7, 1999 to February 16, 2011 (Mr. Hislop also served as President and Chief Executive Officer of Patriot Petroleum Corp. from October 22, 2003 to November 26, 2010); and formerly a Director of Q Investments Ltd., (formerly Cubix Investments Ltd.), an investment holding company for various public oil and gas companies, from February 1994 to December 2014.

Mr. Hislop trained as a Chartered Accountant with Ernst & Young and has a bachelor of Commerce in Finance from the University of British Columbia.

David N. Siegel, Director

Mr. Siegel has been a Director of the Company since 2015.  Mr. Siegel was CEO of Frontier Airlines, headquartered in Denver, Colorado, from January 2012 to May of 2015.  From June 2010 until December 2011, Mr. Siegel was managing partner of Hyannis Port Capital, Inc.  Mr. Siegel served as chairman and chief executive officer of XOJET, Inc., a TPG Growth backed private aviation company, from October 2008 to May 2010.  From June 2004 to September 2008, Mr. Siegel served as chairman and chief executive officer of Gategroup, A.G., a Zurich based global company, which Mr. Siegel transformed from its core airline catering business to become a complete above-the-wing solutions provider.  At Gategroup, Mr. Siegel stepped down as Chairman in April 2009, and remained an ordinary board member until April 2014.

Mr. Siegel recently served as a board member of URS Corporation (NYSE: URS) and for the past eight years has served on the Advisory Board of Trilantic Capital Partners, formerly Lehman Brothers Private Equity.

Mr. Siegel earned a master’s degree in business administration from Harvard Business School, with first-year honors, and a Bachelor of Science degree, magna cum laude, in applied mathematics-economics from Brown University.

Darrel J. Causbrook, Director

Mr. Causbrook has been a Director of the Company since 2015.  Darrel Causbrook is a Chartered Accountant with over 30 years of experience in the accountancy profession, having worked for both large and mid-sized accounting firms.  Over 10 years ago, Darrel established his own accounting practice (Causbrook and Associates), providing business and strategic advice to a variety of industries. Darrel’s professional interest includes financial reporting and corporate governance.

He holds a Bachelor of Commerce Degree from the University of Wollongong (1982), is a Fellow of Institute of Chartered Accountants in Australia, Fellow of CPA Australia and Fellow of the Taxation Institute of Australia and a member of Australian Institute of Company Directors.

(e)  Involvement in Certain Legal Proceedings

Except as may be set forth above, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.     any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.     being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.     being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.     being the subject of, or party to, any federal or state judicial or administrative order, judgment, decree, or finding not subsequently reversed, suspended or vacated relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.     being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(f)   Promoters and Control Persons

The Company has been subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act at all times during the twelve months immediately preceding this report and therefore the information requested by this item not applicable.

Executive Compensation (Form 10, Item 6)

The following table summarizes the compensation paid to our chief financial officer and director during the last two fiscal years.  No other officers or directors received annual compensation in excess of $100,000 during the last complete fiscal year.

SUMMARY COMPENSATION TABLE - YEARS ENDED MARCH 31, 2016 AND 2015
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John R. Hislop Interim President and Chief Executive Officer, Secretary, Chief Financial Officer and Director	2016 2015	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$42,000(1) $42,000(1)	$42,000 $42,000
Carmen J. Lotito Vice-President	2016 2015	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$180,000(2) Nil	$180,000 Nil
Andrew Logan(3) President and Director of Nation Australia	2016 2015	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) Effective November 1, 2010 the Company signed a management agreement for $3,500 per month.  This arrangement was between our company and Caravel Management Corp., a private management company owned by Mr. Hislop.

(2) Our subsidiary Nation Australia currently has a compensation arrangement with Carmen J. Lotito, our Vice President, to provide operational and management services for $20,000 per month, on a month-to-month agreement.

(3) Our subsidiary Nation Australia currently has a compensation arrangement with Andrew Logan, its President and Director, to provide operational and business development services for $25,000 per month, on a month-to-month agreement.

(a)  Employment or Consulting Agreements

Other than as described below, we have not entered into any employment or consulting agreements with any of our current officers or directors.

On January 1, 2009, we entered into a written contract with Caravel Management Corp., to provide office rent, reception, compliance and accounting services for $7,865 per month.  The agreement commenced on January 1, 2009 and continues on a month to month basis unless terminated by the parties.  The agreement may be terminated by either party upon 30 days’ notice. Subsequently, we amended our agreement with Caravel Management Corp. to provide administrative services for $3,500 per month, effective November 1, 2010.

Our subsidiary Nation Australia currently has a compensation arrangement with Carmen J. Lotito, our Vice President, to provide operational and management services for $20,000 per month, on a month-to-month agreement.

Our subsidiary Nation Australia currently has a compensation arrangement with Andrew Logan, its President and Director, to provide operational and business development services for $25,000 per month, on a month-to-month agreement.

(b)  Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer's employment with our company, from a change in control of our company or a change in such officer's responsibilities following a change in control.

(c)  Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers held any unexercised options or stock awards that had not vested or equity incentive plan awards as of March 31, 2016.

(d)  Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended March 31, 2016.

We have no standard arrangement pursuant to which our directors are compensated for their services in their capacity as directors except for the granting from time to time of incentive stock options.  The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

(e)  Compensation Committee

The compensation of the Company’s directors and executive officers is set by the Board of Directors and the Company does not have a standing compensation committee or a committee performing similar functions.

Certain Relationships and Related Transactions; Director Independence (Form 10, Item 7)

Except as otherwise indicated below, since April 1, 2013, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of the following persons had or will have a direct or indirect material interest:

(i)            Any of our directors or officers;

(ii)           Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

(iii)          Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We receive administrative services and back office support under a formal written management services agreement with Caravel Management Corp. Caravel is a private management company that is wholly-owned by John Hislop, our chairman, president, chief executive officer, secretary and chief financial officer.  Effective November 1, 2010, the company revised its agreement with Caravel to provide management services for $3,500 per month.  The agreement with Caravel is on a month to month basis. In addition to administrative services, the agreement also provides for office rent and supplies. Total expenses recognized under this agreement for the years ended March 31, 2016 and 2015 were $42,000 both years.

We entered into loan agreements with Caravel and John Hislop in 2003 and 2004 to fund operations.  Caravel is a private management company that is wholly-owned by John Hislop, our chief financial officer and director. The terms of these loan agreements provided that any principal amount outstanding is payable upon demand and bears interest at 15% per annum, payable quarterly. On March 31, 2006, we consolidated and restructured the loans.  As part of the restructuring, we borrowed an additional C$250,000 (US $203,932).  The new loan bore interest at 15% per annum, calculated and compounded monthly and payable quarterly. Any principal amount outstanding under the loan was payable upon demand.  The loan was payable in Canadian dollars and was secured by a Promissory Note. As of July 28, 2015, the principal balance of the loan and accrued interest payable totaling $1,108,165 were settled in full as part of the debt settlement agreement described below.

On July 18, 2014, we entered into a promissory note with an officer and director, John Hislop for US$50,000. The loan bore interest calculated quarterly, not in advance, at a rate of 15% per annum.  The note was payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective July 18, 2014. As of July 28, 2015, the principal balance of the loan and accrued interest payable totaling $ 57,726 were settled in full as part of the debt settlement agreement described below.

On September 2, 2014, we entered into a promissory note with an officer and director, John Hislop for C$20,000 (US$16,012). The loan bore interest calculated quarterly, not in advance, at a rate of 15% per annum. The note was payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective September 2, 2014. As of July 28 2015, the principal balance of the loan and accrued interest payable totaling $17,690 were settled in full as part of the debt settlement agreement described below.

On January 29, 2015, we entered into a promissory note with an officer and director, John Hislop (“Lender”) for C$50,000 (US$40,030). The loan bore interest calculated quarterly, not in advance, at a rate of 15% per annum. The note was payable upon demand by the Lender, both before and after each of maturity, default and judgment commencing effective January 29, 2015. As of July 28, 2015, the principal balance of the loan and accrued interest payable totaling $41,612 were settled in full as part of the debt settlement agreement described below.

On April 21, 2015, we entered into a debt settlement and subscription agreement with our chief financial officer and director, John Hislop whereby we agreed to settle a portion of the indebtedness, in the amount of $1,340,000, by allotting and issuing to John Hislop 134,000,000 shares of our common stock at a deemed price of $0.01 per share.  On April 24, 2015, we announced that we had issued 134,000,000 shares of our common stock at a deemed price of $0.01 per share to Mr. Hislop.  However, due to a technical flaw in the process of adopting the amendment to our Articles of Incorporation (announced on February 3, 2014), we were only authorized to issue 100,000,000 shares of our common stock on April 23, 2015, and the issuance to Mr. Hislop on April 23, 2015, was therefore void.  On June 29, 2015, we sent to our shareholders a proxy statement for a shareholder meeting to be held July 22, 2015, at which meeting we proposed to rectify the technical flaw in our earlier effort to increase our authorized capital.  On July 28, 2015, we closed the debt settlement agreement and reissued the 134,000,000 shares to Mr. Hislop pursuant to the debt settlement and subscription agreement which settled a debt to Mr. Hislop equal to $1,340,000 immediately following shareholder approval of the increase in our authorized capital on July 23, 2015. The shares were valued at $4,690,000 ($0.035 per share based upon market price). The Company recorded a loss on extinguishment of debt of $3,350,000.

As of August 4, 2015, Paltar Nation Limited Partnership (“Paltar Nation”) entered into a secured convertible note purchase agreement with David N. Siegel Dynasty Trust dated November 16, 2015 (the “2015 Secured Note Purchase Agreement”), pursuant to which Paltar Nation issued a secured convertible promissory note in the principal amount of $584,000 in consideration for $584,000.  The secured convertible promissory note bears interest at the rate of 10% per annum (15% per annum on and after the maturity date or an Event of Default (as defined below)) and matures on August 4, 2016.  The entire unpaid principal sum of the secured convertible promissory note will become immediately due and payable upon a material breach by (a) Paltar Nation of the note, another note or the 2015 Secured Note Purchase Agreement, or (b) Wotan Group Limited, an Australian limited company, of the Wotan Pledge, described below, in each case that is not cured within 30 days of such breach (referred to as an “Event of Default”).

The 2015 Secured Note Purchase Agreement also contemplates sales of additional secured convertible promissory notes up to an aggregate maximum of $5,000,000 (including the initial $584,000 sale to David N. Siegel Dynasty Trust dated November 16, 2015).

Upon a sale of Paltar Nation’s limited partnership interests (“Interests”) in a single transaction or a series of related transactions yielding gross cash proceeds to Paltar Nation of at least $20,000,000 (including $584,000 from the sale of the secured convertible promissory note to David N. Siegel Dynasty Trust dated November 16, 2015 and including $100,000 from the sale of the secured convertible promissory note to Michael B. Cox) on or before the maturity dates of the notes (the “Qualified Financing”), the principal and any accrued but unpaid interest under the notes will automatically be converted into Interests.  The Interests to be issued to David N. Siegel Dynasty Trust dated November 16, 2015 upon conversion will be equal to the quotient obtained by dividing (i) the entire principal amount of the note plus any accrued but unpaid interest under the note by (ii) 80.00% of the per-Interest price of the Interests sold to persons other than David N. Siegel Dynasty Trust dated November 16, 2015 and other holders of the notes, if any, in the Qualified Financing.

In connection with the secured convertible note purchase agreement, Paltar Nation entered into a pledge agreement dated as of August 4, 2015 with Wotan Group Limited (the “Wotan Pledge”), pursuant to which Wotan Group Limited pledged to each of David N. Siegel Dynasty Trust dated November 16, 2015 and any future secured noteholders pursuant to the 2015 Secured Note Purchase Agreement a continuing first priority security interest in a number of Wotan Group Limited’s shares of Paltar Petroleum Limited equal to five multiplied by the sum of the aggregate outstanding principal amounts owed under each noteholder’s respective note and Paltar Nation agreed to pay a commitment fee to Wotan Group Limited equal to $250,000 from the proceeds of the secured convertible promissory notes upon the receipt by Paltar Nation of proceeds from the sale of such notes equal to or greater than $2,500,000 in the aggregate and an additional commitment fee of $250,000 upon conversion of all of such notes.

As of March 31, 2016, the principal balance of the loan was $584,000 and accrued interest payable of $38,400.

On August 5, 2015, we entered into a promissory note with an officer and director, John Hislop for C$10,000 (US$7,623). The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective August 5, 2015. The principal sum and all accrued and unpaid interest will become due and payable on August 5, 2017. As of March 31, 2016, the principal balance of the loan was $7,700 and accrued interest payable of $8,456.

On August 25, 2015, we entered into a promissory note with an officer and director, John Hislop for $10,000. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective August 25, 2015. The principal sum and all accrued and unpaid interest will become due and payable on August 25, 2017. As of March 31, 2016, the principal balance of the loan was $10,000 and accrued interest payable of $896.

On September 10, 2015, we entered into a promissory note with an officer and director, John Hislop for C$6,000 (US$4,528). The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective September 10, 2015. The principal sum and all accrued and unpaid interest will become due and payable on September 10, 2017. As of March 31, 2016, the principal balance of the loan was $4,620 and accrued interest payable of $385.

On September 24, 2015, we entered into a promissory note with an officer and director, John Hislop for $5,000. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective September 24, 2015. The principal sum and all accrued and unpaid interest will become due and payable on September 24, 2017. As of March 31, 2016, the principal balance of the loan was $5,000 and accrued interest payable of $386.

On September 30, 2015, Paltar Nation entered into a promissory note with a director, David N. Siegel Dynasty Trust dated November 16, 2015 for $14,210. The loan bears interest at a rate of 10% per annum from the disbursement date of the funds. The principal sum and all accrued and unpaid interest will become due and payable on September 30, 2016. As of March 31, 2016, the principal balance of the loan was $14,210 and accrued interest payable of $907.

On October 29, 2015, the Company entered into a promissory note with a related party, John Hislop for $7,960. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum. The note is payable upon demand by Mr. Hislop, both before and after each of maturity, default and judgment commencing effective October 29, 2015. The principal sum and all accrued and unpaid interest will become due and payable on October 29, 2022. As of March 31, 2016, the principal balance of the loan was $7,960 and accrued interest payable of $507.

On March 31, 2016, Paltar Nation entered into a promissory note with a director, David N. Siegel Revocable Trust 2009 for $188,483. The loan bears interest at a rate of 10% per annum from the disbursement date of the funds. The principal sum and all accrued and unpaid interest will become due and payable on March 31, 2017. As of March 31, 2016, the principal balance of the loan was $188,483 and accrued interest payable of $1,698.

On April 8, 2016, Paltar Nation entered into a promissory note with a director, David N. Siegel Revocable Trust 2009 for $25,000. The loan will bear interest at a rate of 10% per annum. The principal sum and all accrued and unpaid interest will become due and payable on April 8, 2017.

On May 3, 2016, Paltar Nation entered into a promissory note with a director, David N. Siegel Revocable Trust 2009 for $34,000. The loan will bear interest at a rate of 10% per annum. The principal sum and all accrued and unpaid interest will become due and payable on May 3, 2017.

On May 31, 2016, the Company entered into a promissory note with a related party, John Hislop for $23,100. The loan bears interest calculated quarterly, not in advance, at a rate of 15% per annum, both before and after each of maturity, default and judgment commencing effective May 31, 2016. The principal sum and all accrued and unpaid interest will become due and payable on May 31, 2023.

Our subsidiary Nation Australia currently has a compensation arrangement with Carmen J. Lotito, our Vice President, to provide operational and management services for $20,000 per month, on a month-to-month agreement.

Legal Proceedings (Form 10, Item 8)

The Company is not a party to any pending legal proceedings and, to the best of the Company’s knowledge, none of the Company’s property or assets are the subject of any pending legal proceedings. The Company is not aware of any legal proceedings that are contemplated by any governmental authority.

Market Price of Dividends on Registrant’s Common Equity and Related Shareholder Matters (Form 10, Item 9)

(a)  Market Information

The Company’s common stock has been quoted on the NASD/FINRA OTC Bulletin Board under the symbol “NEGY.”  The following table gives the high and low bid information for each fiscal quarter Madison’s stock has been quoted for the last two fiscal years and for the interim periods ending on June 30, 2016 and September 30, 2016.  The bid information was obtained from OTC Markets Group Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

High and Low Bids

Period Ended	High	Low	Source
September 30, 2016	$0.25	$0.12	OTC Markets Group Inc.
June 30, 2016	$0.25	$0.15	OTC Markets Group Inc.
March 31, 2016	$0.50	$0.20	OTC Markets Group Inc.
December 31, 2015	$0.51	$0.275	OTC Markets Group Inc.
September 30, 2015	$0.60	$0.35	OTC Markets Group Inc.
June 30, 2015	$0.35	$0.11	OTC Markets Group Inc.
March 31, 2015	$0.35	$0.015	OTC Markets Group Inc.
December 31, 2014	$0.022	$0.02	OTC Markets Group Inc.
September 30, 2014	$0.02	$0.015	OTC Markets Group Inc.
June 30, 2014	$0.015	$0.015	OTC Markets Group Inc.

(b)  Share Purchase Warrants

As of the date of this report, there are no outstanding warrants to purchase the Company’s common stock.  The Company may, however, issue warrants to purchase its securities in the future.

(c)  Options

As of the date of this report, there are no options to purchase the Company’s common stock.  The Company may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

(d)  Convertible Securities

As of the date of this report, the Company has no promissory notes or other agreements or obligations outstanding that are convertible into shares of the Company’s common stock.

(e)  Registration Obligations

Pursuant to the Third Agreement, within sixty (60) days after September 29, 2016 the Company is required to file a registration statement with the SEC seeking registration under the Securities Act of as many of the shares of common stock of the Company held by Mr. John Hislop and Paltar as permitted by the SEC.

(f)   Holders

The Company has approximately 21 stockholders of record of the Company’s common stock as of September 29, 2016 according to a shareholders list provided by the Company’s transfer agent as of that date.  The number of registered shareholders does not include any estimate by the Company of the number of beneficial owners of common stock held in street name.  The transfer agent for the Company’s common stock is Interwest Transfer Co., Inc., 1981 Murray Holliday Road, Suite 100, Salt Lake City, Utah 84117 and their telephone number is (801) 272-9294.

(g)  Dividends

The Company has declared no dividends on its common stock and is not subject to any restrictions that limit its ability to pay dividends on its shares of common stock.  Dividends are declared at the sole discretion of the Company’s board of directors.

(h)  Securities Authorized for Issuance under Equity Compensation Plans

We adopted our current stock option plan, entitled the 1999 Stock Option and Incentive Plan (“The Plan”), on May 6, 1999 which was subsequently approved by over 50% of the shares of common stock held by stockholders of our company.  The Plan authorized up to 2,500,000 shares of our common stock to be granted as incentive stock options to employees, consultants, directors, and others providing service of special significance to our company.  The Plan is administered by the Board of Directors.  The exercise price of each option shall be determined by the Board or by the CEO with reference to such factors as current fair market value of the common stock, net book value per share, other remuneration already being received by the optionee.  No option may be exercised more than five years from the date of grant and they vest on the date granted.  The Plan does not have an expiry date.  The following table provides a summary of the number of options granted under our stock option plan, the weighted average exercise price and the number of options remaining available for issuance as of March 31, 2016.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
1999 Stock Option and Incentive Plan (approved by security holders)	Nil	Nil	2,500,000

Recent Sales of Unregistered Securities (Form 10, Item 10)

On April 21, 2015, we entered into a debt settlement and subscription agreement with Mr. John Hislop, who was at that time our chief financial officer and director, whereby we agreed to settle a portion of the indebtedness, in the amount of $1,340,000, by allotting and issuing to Mr. Hislop 134,000,000 shares of our common stock at a deemed price of $0.01 per share.  On April 24, 2015, we announced that we had issued 134,000,000 shares of our common stock at a deemed price of $0.01 per share to Mr. Hislop.  However, due to a technical flaw in the process of adopting the amendment to our Articles of Incorporation (announced on February 3, 2014), we were only authorized to issue 100,000,000 shares of our common stock on April 23, 2015, and the issuance to Mr. Hislop on April 23, 2015, was therefore void.  On June 29, 2015, we sent to our shareholders a proxy statement for a shareholder meeting to be held July 22, 2015, at which meeting we proposed to rectify the technical flaw in our earlier effort to increase our authorized capital.  On July 28, 2015, we closed the debt settlement agreement and reissued the 134,000,000 shares to Mr. Hislop pursuant to the debt settlement and subscription agreement which settled a debt to Mr. Hislop equal to $1,340,000 immediately following shareholder approval of the increase in our authorized capital on July 23, 2015. The shares were valued at $4,690,000 ($0.035 per share based upon market price). The Company recorded a loss on extinguishment of debt of $3,350,000. This issuance of shares to Mr. Hislop was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as the issuance by the Company did not involve any public offering and was made to an insider of the Company who is a sophisticated investor.

Other than as disclosed above and the issuance of 900,000,000 shares of the Company’s common stock that is the subject of this report, there have been no sales of unregistered securities by the Company within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-K.

Description of Registrant’s Securities to be Registered (Form 10, Item 11)

There are no securities of the Company being registered pursuant to this report nor are any securities being registered as of the date of this report.  See “Market Price of Dividends on Registrant’s Common Equity and Related Shareholder Matters” above for a general description of the common stock of the Company.

Indemnification of Directors and Officers (Form 10, Item 12)

The Wyoming Business Corporation Act (“Corporation Act”) allows us to indemnify our officers and directors from certain liabilities and our By-Laws specifically authorize the Company, subject to the parameters of the Corporation Act, to indemnify directors and former directors of the Company, or of another entity of which the Company is or was a shareholder, and said director(s) heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which said director is made a party by reason of being or having been a director of the Company.

Subject to the provisions of the Corporation Act, our directors may cause the Company to indemnify any officer, employee or agent of the Company or of an entity of which the Company is or was a shareholder against all costs, charges and expenses whatsoever incurred by such officer, employee or agent and resulting from such person’s acting as an officer, employee or agent of the Company.  In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if such person is not a full time employee of the Company and notwithstanding that such person is also a director) against all costs, charges and expenses whatsoever incurred by such person and arising out of the functions assigned to the Secretary by the Corporation Act or our By-Laws.

We have not entered into separate indemnification agreements with individual directors or officers.  As stated in our By-Laws, each director of the Company, and the Secretary or Assistant Secretary, upon election or appointment to such position shall be deemed to have contracted with the Company on the terms of the indemnity stated above.

Financial Statements and Data (Form 10, Item 13)

Reference is made to the filings by the Company on Forms 10-K and 10-Q for the Company’s financial statements referenced in this report.

There are no financial statements or pro forma financial information required to be filed with this Form 8-K as The Paltar Common Stock Issuance does not represent a reverse merger or similar transaction or a business combination transaction. Instead, The Paltar Common Stock Issuance represents a transaction outside the Company’s ordinary course of business and one that represents a deemed disposition of more than 10% of the Company’s total assets under Item 2.01 of Form 8-K.

Changes in and Disagreements with Accountants and Financial Disclosure (Form 10, Item 14)

One June 24, 2015 the Company’s independent accountant resigned from its engagement to audit the Company. The principal accountant’s report on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of an opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company’s board of directors by written consent dated June 24, 2015. For the two most recent fiscal years there were not, and for the subsequent interim period there has not, been any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report.

Financial Statements and Exhibits (Form 10, Item 15)

There are no financial statements or pro forma financial information required to be filed with this Form 8-K as The Paltar Common Stock Issuance does not represent a reverse merger or similar transaction or a business combination transaction. Instead, The Paltar Common Stock Issuance represents a transaction outside the Company’s ordinary course of business and one that represents a deemed disposition of more than 10% of the Company’s total assets under Item 2.01 of Form 8-K.

The exhibits to this report are listed and described below in Item 9.01 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibits Required by Item 601 of Regulation S-K

(3)        Articles of Incorporation/Bylaws

3.1        Certificate of Merger (Delaware) effective June 12, 2003 (incorporated by reference from our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 19, 2003).

3.2        Certificate of Merger (Wyoming) effective June 13, 2003 (incorporated by reference from our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 19, 2003).

3.3        Amended & Restated Bylaws (Wyoming) (incorporated by reference from our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2003).

3.4        Certificate of Incorporation (incorporated by reference from our Annual Report on Form 10K filed with the Securities and Exchange Commission on August 13, 2010).

3.5       Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Wyoming on August 3, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2015).

(10)      Material Contracts

10.1      1999 Stock Option Plan (incorporated by reference from our Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 31, 2000).

10.2      Demand Promissory Note issued to Caravel Management Corp. and John Hislop, dated March 31, 2006 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 13, 2010).

10.3      Management Services Agreement dated November 1, 2010 between Nation Energy Inc. and Caravel Management Corp. (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 2, 2010).

10.4      Letter Agreement with Paltar Petroleum Limited (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2013).

10.5      First Amendment to Letter Agreement dated October 11, 2013 with Paltar Petroleum Limited (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2014).

10.6      Promissory Note issued to John Hislop, dated July 18, 2014 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 4, 2015).

10.7      Promissory Note issued to John Hislop, dated September 2, 2014 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 4, 2015).

10.8      Amended and Restated Agreement with Paltar Petroleum Limited (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2014).

10.9      Debt Settlement Agreement with John Hislop dated April 21, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2015).

10.10    Promissory Note issued to John Hislop, dated January 29, 2015 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 4, 2015).

10.11    Second Amended and Restated Agreement with Paltar Petroleum Limited dated June 13, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2015).

10.12    Third Amended and Restated Agreement with Paltar Petroleum Limited dated August 30, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.13    Option Agreement dated August 30, 2015 Agreement with Paltar Petroleum Limited (ACN 149 987 459) dated August 30, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.14    EP 136 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.15    EP 143 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.16    EP 231 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.17    EP 232 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.18    EP 234 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.19    EP 237 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.20    EP 468 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Officer Petroleum Pty Ltd. (ACN 142 330 738) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.21    Secured Convertible Promissory Note issued to David N. Siegel Dynasty Trust dated November 16, 2015 dated August 4, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2015).

10.22    Promissory Note issued to John Hislop, dated August 5, 2015 (incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2015).

10.23    Promissory Note issued to John Hislop, dated August 25, 2015 (incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2015).

10.24    Promissory Note issued to John Hislop, dated September 10, 2015 (incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2015).

10.25    Promissory Note issued to John Hislop, dated September 24, 2015 (incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2015).

10.26    First Amendment to Third Amended and Restated Agreement with Paltar Petroleum Limited (ACN 149 987 459) effective December 17, 2015 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2016).

10.27    Master Amendment to Six Earning Agreements dated effective December 17, 2015 between Paltar Petroleum Limited (ACN 149 987 459) and Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2016).

10.28    First Amendment to EP 468 Earning Agreement dated effective December 17, 2015 between Officer Petroleum Pty Ltd (ACN 142 330 738) and Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2016).

10.29    Second Amendment to Third Amended and Restated Agreement with Paltar Petroleum Limited (ACN 149 987 459) effective February 8, 2016 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2016).

10.30    Second Master Amendment to Six Earning Agreements dated effective February 8, 2016 between Paltar Petroleum Limited (ACN 149 987 459) and Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2016).

10.31    Second Amendment to EP 468 Earning Agreement dated effective February 8, 2016 between Officer Petroleum Pty Ltd (ACN 142 330 738) and Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2016).

10.32    Amendment to Option Agreement with Paltar Petroleum Limited (ACN 149 987 459) effective February 12, 2016 (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2016).

10.33    Promissory Note issued to John Hislop, dated October 29, 2015 (incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 16, 2016).

10.34    Promissory Note issued to Michael B. Cox, dated November 27, 2015 (incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 16, 2016).

10.35   Promissory Note issued to David N. Siegel Dynasty Trust dated November 16, 2015, dated September 30, 2015 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.36   Promissory Note issued to David N. Siegel Revocable Trust 2009, dated March 31, 2016 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.37   Promissory Note issued to David N. Siegel Revocable Trust 2009, dated April 8, 2016 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.38   Promissory Note issued to David N. Siegel Revocable Trust 2009, dated May 3, 2016 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.39   Promissory Note issued to John Hislop, dated May 31, 2016 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.40   EP 136 Final Earning Agreement dated May 31, 2016 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.41   EP 143 Final Earning Agreement dated May 31, 2016 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.42   EP 231 Final Earning Agreement dated May 31, 2016 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.43   EP 232 Final Earning Agreement dated May 31, 2016 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.44   EP 234 Final Earning Agreement dated May 31, 2016 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.45   EP 237 Final Earning Agreement dated May 31, 2016 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (ACN 149 987 459) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.46   EP 468 Final Earning Agreement dated effective May 31, 2016 between Officer Petroleum Pty Ltd (ACN 142 330 738) and Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.47   Third Amendment to Third Amended and Restated Agreement with Paltar Petroleum Limited (ACN 149 987 459), effective May 31, 2016 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.48   Promissory Note issued from Nation Australia to Paltar Petroleum dated May 31, 2016 (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

10.49   Management Services Agreement dated June 25, 2016, but effective July 22, 2015, between Nation Energy (Australia) Pty Ltd. and Carmen J. Lotito (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2016).

(14)      Code of Ethics

14.1      Code of Business Conduct and Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on July 15, 2004).

(99)       Additional Exhibits

99.1      Audit Committee Charter (incorporated by reference from our Annual Report on Form 10K filed with the Securities and Exchange Commission on February 9, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/ Carmen J. Lotito

By:  Carmen J. Lotito

        Vice President

Date:  October 5, 2016